Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253144) of Technip Energies N.V. of our report dated April 19, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
April 19, 2021